77. Q1) Exhibits

77Q1 (e) Copies of any new or amended registrant investment advisory contacts;

 (e)(1) Amended Exhibit A to Investment Management Agreement between the Registrant and Forward Management LLC (the “Advisor”) with respect to the Forward Global Emerging Markets Fund, the Forward International Equity Fund, the Forward Hoover Mini-Cap Fund, the Forward Hoover Small Cap Equity Fund, the Forward International Small Companies Fund, the Forward Legato Fund, the Forward Progressive Real Estate Fund, the Sierra Club Equity Income Fund, the Sierra Club Stock Fund, the Forward Large Cap Equity Fund, the Forward Long/Short Credit Analysis Fund, the Forward International Fixed Income Fund, the Forward Asia Ex-Japan Equities Fund and the Forward Eastern Europe Equities Fund, incorporated by reference to Exhibit 23(d)(3)(b) to Post-Effective Amendment No. 45 filed with the SEC on December 26, 2007.

EXHIBIT A TO INVESTMENT MANAGEMENT AGREEMENT
Fund	Advisory Fee
Forward Asia Ex-Japan Equities Fund	1.25% up to and including $250 million 1.20% over $250 million up to and including $500 million 1.10% over $500 million
Forward Eastern Europe Equities Fund	1.25% up to and including $250 million 1.20% over $250 million up to and including $500 million 1.15% over $500 million
Forward Global Emerging Markets Fund	1.25% up to and including $500 million 1.20% over $500 million up to and including $1 billion 1.15% over $1 billion
Forward Hoover Mini-Cap Fund	1.05%
Forward Hoover Small Cap Equity Fund	1.05% up to and including $500 million 1.00% over $500 million
Forward International Equity Fund	0.85% up to and including $250 million 0.75% over $250 million up to and including $1 billion 0.65% over $1 billion
Forward International Fixed Income Fund	0.70% up to and including $500 million 0.64% over $500 million up to and including $1 billion 0.58% over $1 billion up to and including $5 billion 0.52% over $5 billion
Forward International Small Companies Fund	1.00% up to and including $1 billion 0.95% over $1 billion
Forward Large Cap Equity Fund	0.80% up to and including $500 million 0.725% over $500 million up to and including $1 billion 0.675% over $ 1 billion
Forward Legato Fund	1.00% up to and including $500 million 0.85% over $500 million
Forward Long/Short Credit Analysis Fund	1.125% up to and including $500 million 1.05% over $500 million up to and including $1 billion 0.975% over $1 billion
Forward Progressive Real Estate Fund	0.85% up to and including $100 million 0.80% over $100 million up to and including $500 million 0.70% over $500 million
Sierra Club Equity Income Fund	0.94% up to and including $100 million 0.87% over $100 million up to and including $250 million 0.82% over $250 million up to and including $500 million 0.78% over $500 million
Sierra Club Stock Fund	0.85% up to and including $100 million 0.81% over $100 million up to and including $250 million 0.78% over $250 million up to and including $500 million 0.70% over $500 million